Exhibit 99.1

GameStop Corp. Announces Agreement to Acquire Geeknet, Inc.

Geeknet Terminates Agreement with Hot Topic

•      Deal adds ThinkGeek, the leading brand in the fast growing collectibles category, to GameStop’s family of brands

•      Accretive to earnings with a targeted IRR that exceeds 20%

•      Provides significant expansion to GameStop’s global multichannel business

GRAPEVINE, TX and FAIRFAX, VA — June 2, 2015 — GameStop Corp. (NYSE: GME), a family of specialty retail brands that makes the most popular technologies affordable and simple, and Geeknet, Inc. (Nasdaq: GKNT, “Geeknet”), the parent company of ThinkGeek and ThinkGeek Solutions, today announced they have entered into a definitive agreement under which GameStop will acquire all of the outstanding shares of Geeknet’s common stock for $20.00 per share in cash. The transaction has been approved by the board of directors of both companies and will be completed by means of a tender offer. The transaction has a total equity value of approximately $140 million, including $37 million of cash and cash equivalents as of March 31, 2015.

Geeknet also announced that it had terminated its previously announced merger agreement with Hot Topic, Inc. (“Hot Topic”). Following discussion with both GameStop and Hot Topic, the Board of Directors of Geeknet determined that the GameStop transaction represented a superior proposal. Geeknet will pay Hot Topic a termination fee pursuant to the Hot Topic agreement, for which GameStop has agreed to reimburse Geeknet.

Paul Raines, chief executive officer of GameStop, stated, “This acquisition creates value to all stakeholders involved. The addition of Geeknet is an important expansion of our global multichannel platform and we are excited to leverage their product development expertise to broaden our product offering in the fast-growing collectibles category and deepen relationships with our existing customer base.”

“Our Board and management team believe this transaction is in the best interest of Geeknet and its stockholders,” said Kathryn McCarthy, chief executive officer of Geeknet. “As a part of GameStop’s family of brands, Geeknet will be well-positioned to achieve our goals of increasing our brand awareness and expanding our product offerings.”

The transaction provides a natural extension of GameStop’s existing product offering and is expected to add an immediate incremental $100+ million in annual net sales. The acquisition of Geeknet will enhance shareholder value through the following strategic benefits:

•                       Expands GameStop’s diversified revenue stream by adding ThinkGeek, the No. 1 brand in the fast growing collectibles category

•                       Once completed, the acquisition is expected to increase operating earnings, and has a targeted IRR that exceeds 20%

•                       Extends the company’s global, multichannel retail expertise — online, pickup-at-store, web-in-store and standalone retail

•                       Utilizes Geeknet’s proprietary product innovation capabilities and established portfolio of premier, hard-to-secure licenses

•      Leverages GameStop’s operational expertise and infrastructure to address Geeknet’s profitability

•                  Drive deeper engagement with GameStop’s core customers, in particular the 40 million global PowerUp Rewards members, by offering them exclusive, unique and cutting edge merchandise related to their favorite entertainment

Under the terms of the definitive agreement, GameStop will commence a tender offer for all outstanding common shares of Geeknet, at $20.00 per share in cash. The tender offer is conditioned on Geeknet’s stockholders tendering at least a majority of Geeknet’s outstanding shares in the tender offer, clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The acquisition is expected to close by the end of GameStop’s second quarter 2015. Geeknet stockholders representing approximately 21% of outstanding shares have committed to participate in the tender offer.

SunTrust Robinson Humphrey, Inc. served as financial advisor and Pepper Hamilton LLP served as legal advisor to GameStop. Guggenheim Securities served as Geeknet’s exclusive financial advisor and Wachtell, Lipton, Rosen & Katz served as its legal advisor.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 6,600 stores across 14 countries. The company’s consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; and Game Informer® magazine, the world’s leading print and digital video game publication. In addition, our Technology Brands segment includes our Simply Mac and Spring Mobile businesses. Simply Mac, www.simplymac.com, operates 71 stores, selling the full line of Apple products, including laptops, tablets, and smartphones and offering Apple certified warranty and repair services. Spring Mobile, http://springmobile.com, sells post-paid AT&T services and wireless products through its 410 AT&T branded stores and offers pre-paid wireless services, devices and related accessories through its 68 Cricket branded stores in select markets throughout the United States.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

About Geeknet

Geeknet, Inc. (NASDAQ: GKNT) is the parent company of ThinkGeek and ThinkGeek Solutions. ThinkGeek is the premier retailer for the global geek community. Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other. ThinkGeek Solutions, which distributes video game-themed merchandise through licensed web-stores for the gaming community, joined our Geeknet family in August 2014. Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core. We believe that there is a geek in everyone and that it should be celebrated. Want to learn more? Check out thinkgeek.com or geek.net.

Investor and Media Inquiries:

For GameStop:

Matt Hodges

Vice President, Public and Investor Relations

GameStop Corp.

(817) 424-2130

For Geeknet, Inc.

ir@geek.net

Additional Information

The tender offer for the outstanding common stock of Geeknet has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of Geeknet’s common stock. The solicitation and the offer to purchase shares of Geeknet’s common stock will only be made pursuant to an offer to purchase and related materials that GameStop intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, GameStop will file a Tender Offer Statement on Schedule TO with the SEC, and Geeknet will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. GEEKNET STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. Geeknet and GameStop intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect Geeknet’s and GameStop’s operations, business or financial results in the future and cause its actual results to differ materially from those contained in the forward-looking statements. The forward looking statements contained herein include assumptions about Geeknet’s and GameStop’s operations, and certain plans, activities or events which we expect will or may occur in the future. Risks and uncertainties related to the proposed transactions include, among others: (1) the ability to obtain requisite regulatory approvals required to complete proposed transactions, (2) the satisfaction of the conditions to the consummation of the proposed transactions, (3) the timing of the completion of the proposed transactions and (4) the potential impact of the announcement or consummation of the proposed transactions on Geeknet’s and GameStop’s relationships, including with employees, suppliers and customers. With respect to Geeknet, please also refer to those factors discussed in detail in the “Risk Factors” sections contained in Geeknet’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 23, 2015 and in Geeknet’s subsequently filed Form 10-Q. With respect to GameStop, please also refer to those factors discussed in detail in the “Risk Factors” section contained in GameStop’s Annual Report on Form 10-K for the year ended Jan. 31, 2015 filed with the SEC on March 30, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Neither Geeknet nor GameStop undertakes any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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